Exhibit 1.1

PHYSICIANS REALTY L.P.
(a Delaware limited partnership)
$500,000,000 2.625% Senior Notes due 2031
UNDERWRITING AGREEMENT

PHYSICIANS REALTY L.P.
(a Delaware limited partnership)
$500,000,000 2.625% Senior Notes due 2031
UNDERWRITING AGREEMENT
October 7, 2021
J.P. Morgan Securities LLC
Credit Agricole Securities (USA) Inc.
PNC Capital Markets LLC
as Representatives of the several Underwriters
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
c/o Credit Agricole Securities (USA) Inc.
1301 Avenue of the Americas
New York, New York 10019
c/o PNC Capital Markets LLC
300 Fifth Avenue, 10th Floor
Pittsburgh, Pennsylvania 15222
Ladies and Gentlemen:
Physicians Realty Trust, a Maryland real estate investment trust (the “Company”), and Physicians Realty L.P., a Delaware limited partnership (the “Operating Partnership”), confirm their agreement with J.P. Morgan Securities LLC (“JPM”), Credit Agricole Securities (USA) Inc. (“Credit Agricole”) and PNC Capital Markets LLC (“PNC”), and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom JPM, Credit Agricole and PNC are acting as representatives (in such capacity, the “Representatives”), with respect to the sale by the Operating Partnership and the purchase by the Underwriters, acting severally and not jointly, of the principal amount of the Operating Partnership’s 2.625% Senior Notes due 2031 (the “Notes”) set forth opposite their respective names in Schedule A hereto. The aggregate principal amount of the Notes sold to all of the Underwriters will be equal to $500,000,000. The Notes will be fully and unconditionally guaranteed on a senior unsecured basis as to payment of the principal thereof, and premium, if any, and interest thereon (the “Guarantee,” and together with the Notes, the “Securities”) by the Company. The Securities will be issued pursuant to an indenture, dated as of March 7, 2017 (the “Base Indenture”), among the Operating Partnership, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a third supplemental indenture, to be dated as of the Closing Time (as defined below) (the “Third Supplemental Indenture,” and together with the Base Indenture, the “Indenture”).

The Company and the Operating Partnership understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this underwriting agreement (this “Agreement”) has been executed and delivered.
The Company and the Operating Partnership have filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3ASR (No. 333-236725), including a base prospectus, covering the registration of certain securities, including the Securities, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), each of which became effective upon filing under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, at any given time, means such registration statement, as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time, and the information and documents otherwise deemed to be a part thereof pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), including any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”) at such time, is referred to herein as the “Registration Statement.”
Each preliminary prospectus, including the base prospectus and each preliminary prospectus supplement, related to the offering of the Securities and filed with the Commission pursuant to Rule 424(b), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company and the Operating Partnership will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act. The final prospectus, including the base prospectus and the final prospectus supplement, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 and of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).
As used in this Agreement:
“Applicable Time” means 2:45 p.m. New York City time, on October 7, 2021.
“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time and the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time all considered together.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company or the Operating Partnership, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s and/or the Operating Partnership’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
“Properties” means the real properties described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned by the Operating Partnership directly or indirectly through its subsidiaries.
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.
Section 1Representations and Warranties.
(a)Representations and Warranties by the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent and warrant to each Underwriter as of the date hereof, the Applicable Time and the Closing Time, and agree with each Underwriter, as follows:
(i)Registration Statement and Prospectuses. The Company and the Operating Partnership meet the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405). The Registration Statement and any post-effective amendment thereto, became effective on filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s or the Operating Partnership’s knowledge, contemplated. The Company and the Operating Partnership have complied with each request (if any) from the Commission for additional information and there are no outstanding or unresolved comments from the Commission or its staff.
Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, including with respect to all financial statement requirements applicable to the Company and the Operating Partnership. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, as the case may be, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).
(ii)Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time or at the Closing Time contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or, at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated or deemed to be incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the third paragraph under the heading “Underwriting (Conflicts of Interest)” and the information in the first and second paragraphs under the heading “Underwriting (Conflicts of Interest)—Price stabilization and short positions,” in each case contained in the Prospectus (collectively, the “Underwriter Information”).
(iii)Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iv)Well-Known Seasoned Issuer. (A) At the time of filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus). (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act and (D) at the Applicable Time, each of the Company and the Operating Partnership was and is a “well-known seasoned issuer” (as defined in Rule 405). The Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company and the Operating Partnership on a Rule 405 “automatic shelf registration statement” and neither the Company nor the Operating Partnership has received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.
(v)Not Ineligible Issuer. At the time of filing the Registration Statement and any posteffective amendment thereto, at the earliest time thereafter that the Company, the Operating Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, neither the Company nor the Operating Partnership was or is an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company or the Operating Partnership be considered an ineligible issuer.
(vi)[Reserved]
(vii)Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act Regulations and the Public Accounting Oversight Board.
(viii)Rule 163. Any offer that is a written communication relating to the Securities made by the Company or the Operating Partnership or any person acting on their behalf (within the meaning, for this sentence only, of Rule 163(c) under the 1933 Act) prior to the filing of the Registration Statement has been filed with the Commission in accordance with Rule 163 under the 1933 Act and otherwise complied with the requirements of Rule 163 under the 1933 Act, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.
(ix)Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects: the financial position of the Company, the Operating Partnership and their respective consolidated subsidiaries (the “Covered Entities”) on a consolidated basis at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Covered Entities for the periods specified, except as may be stated in the related notes thereto; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be stated in the related notes thereto. The supporting schedules, if any, present fairly in all material respects and in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the Company has determined the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the 1933 Act Regulations or the 1934 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference, regarding “nonGAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, if any, fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(x)No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the management, earnings, business affairs or business prospects of the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, the Operating Partnership or any of their respective subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise, and (C) except for quarterly dividends on the Common Shares, $0.01 par value per share (the “Common Shares”), in amounts per share that are consistent with past practice, and regular quarterly distributions on the common and preferred units of partnership interests in the Operating Partnership (collectively, the “OP Units”), in each case in amounts per share that are consistent with past practice, there has been no dividend or other distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest.
(xi)Good Standing of the Company. The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland and has trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, and, as the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement; and the Company is duly qualified as a foreign real estate investment trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
(xii)Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has partnership power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Operating Partnership is duly qualified as a foreign partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership. The aggregate percentage interests of the Company in the Operating Partnership is, and at the Closing Time, will be, as set forth in the Prospectus. The Second Amended and Restated Partnership Agreement of the Operating Partnership has been duly and validly authorized, executed and delivered by or on behalf of the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to rights to indemnity and contribution thereunder, except as rights may be limited by applicable law or policies underlying such law.

(xiii)Good Standing of Subsidiaries. Each “significant subsidiary” of the Company or the Operating Partnership (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Operating Partnership, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.
(xiv)Capitalization. The authorized capitalization of the Operating Partnership, if any, is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances of OP Units, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The issued and outstanding OP Units have been duly authorized and validly issued and are fully paid. Except as described in the General Disclosure Package and the Prospectus, there are no other OP Units outstanding as of the date hereof other than those owned by the Company. Except as set forth in the General Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for ownership interests in the Company, the Operating Partnership or their subsidiaries, including OP Units or other ownership interests of the Operating Partnership.
(xv)Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(xvi)Authorization and Enforceability of the Indenture. The Base Indenture has been duly qualified under the Trust Indenture Act of 1939 and has been duly authorized, executed and delivered by each of the Operating Partnership and the Company and constitutes a valid and legally binding agreement of each of the Operating Partnership and the Company, enforceable against the Operating Partnership and the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting rights and remedies of creditors or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). At the Closing Time, the Third Supplemental Indenture will have been duly authorized, executed and delivered by each of the Operating Partnership and the Company and, assuming due authorization, execution and delivery by the Trustee, will constitute a valid and legally binding agreement of each of the Operating Partnership and the Company, enforceable against the Operating Partnership and the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting rights and remedies of creditors or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(xvii)Authorization and Enforceability of the Notes. The Notes, when issued, will be in the form contemplated by the Indenture, and, at the Closing Time, will have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and duly executed by the Operating Partnership, and, when authenticated and delivered in the manner provided for in the Indenture and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting rights and remedies of creditors or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture.
(xviii)Authorization and Enforceability of the Guarantee. The Guarantee, when executed, will be in the form contemplated by the Indenture, and, at the Closing Time will have been duly authorized, executed and delivered by the Company and, when the Notes have been authenticated and delivered in the manner provided for in the Indenture and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting the rights and remedies of creditors or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(xix)Description of the Securities and the Indenture. The Securities and the Indenture conform in all material respects to the statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(xx)Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company or the Operating Partnership under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxi)Absence of Violations, Defaults and Conflicts. None of the Company, the Operating Partnership or any of their respective subsidiaries is (A) in violation of its declaration of trust (or charter), by-laws, certificate of limited partnership, partnership agreement or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Operating Partnership, or any of their respective subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company, the Operating Partnership or any of their respective subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company, the Operating Partnership, or any of their respective subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary corporate or partnership action (as applicable) and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company, the Operating Partnership, or any of their respective subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the declaration of trust (or charter), by-laws, certificate of limited partnership, partnership agreement or similar organizational document of the Company, the Operating Partnership, or any of their respective subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership, or any of their respective subsidiaries.
(xxii)Absence of Labor Dispute. No labor dispute with the employees of the Company, the Operating Partnership or any of their respective subsidiaries exists or, to the knowledge of the Company or the Operating Partnership, is imminent, and the Company and the Operating Partnership are not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.
(xxiii)ERISA. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (A) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company, the Operating Partnership or any of member of their Controlled Group (defined as any trade or business (whether or not incorporated) (1) under common control within the meaning of Section 4001(b)(1) of ERISA with the Company or Operating Partnership or (2) which together with the Company or Operating Partnership is treated as a single employer under Section 414(t) of the Internal Revenue Code of 1986, as amended (the “Code”)), for employees or former employees of the Company, the Operating Partnership or any of member of their Controlled Group (a “Plan”) has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption, (C)(1) no Plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA or (2) if a Plan is subject to such funding rules and Title IV of ERISA, no failure to satisfy the obligations under such rules has occurred or exists with respect to such Plan, no “reportable event” (within the meaning of Section 4043 of ERISA) has occurred with respect to such Plan, and no event or condition has occurred with respect to such Plan that would give rise to liability under Title IV of ERISA, and (D)(1) no Plan is a “multiemployer plan” (as defined in Section 4011(c)(3) of ERISA) or (2) if a Plan is a “multiemployer plan,” no event or condition has occurred with respect to such Plan that would give rise to any liability for the Company or the Operating Partnership.

(xxiv)Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company, the Operating Partnership or any of their respective subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating Partnership of their respective obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company, the Operating Partnership or any of their respective subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.
(xxv)Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.
(xxvi)Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company, the Operating Partnership or any of their respective subsidiaries of their obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).
(xxvii)Possession of Licenses and Permits. The Company, the Operating Partnership and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company, the Operating Partnership and their respective subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. None of the Company, the Operating Partnership or any of their respective subsidiaries have received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.
(xxviii)Real Property. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Operating Partnership, directly or indirectly through their subsidiaries, has good and marketable title (or in the case of ground leases, a valid leasehold interest) to all real property owned by them and good title to all other properties owned by them, directly or indirectly through their subsidiaries, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere materially with the use made and proposed to be made of such property by the Company or the Operating Partnership, directly or indirectly through their respective subsidiaries that own such property; and all of the leases and subleases material to the business of the Company, the Operating Partnership and their respective subsidiaries, considered as one enterprise, and under which the Company and the Operating Partnership, directly or indirectly through one of their subsidiaries, holds Properties, are in full force and effect, and none of the Company, the Operating Partnership or any of their respective subsidiaries have received any written notice of any material claim of any sort that has been asserted against the Company, the Operating Partnership or any of their respective subsidiaries by anyone adverse to the rights of the Company, the Operating Partnership or any of their respective subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Operating Partnership or any of their respective subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease. Except as otherwise set forth in or described in the Registration Statement, the General Disclosure Package and the Prospectus, the mortgages and deeds of trust encumbering the Properties are not convertible into debt or equity securities of the entity owning such Property or of the Company, the Operating Partnership or any of their respective subsidiaries, and such mortgages and deeds of trust will not be cross-defaulted or cross-collateralized to any property not owned, directly or indirectly, in whole or in part, by the Company, the Operating Partnership or any of their respective subsidiaries. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, to the knowledge of the Company and the Operating Partnership, none of the tenants under any lease of space at any of the Properties that, singly or in the aggregate, is material to the Company, the Operating Partnership or any of their respective subsidiaries considered as one enterprise is the subject of bankruptcy, reorganization or similar proceedings. None of the Company, the Operating Partnership or any of their respective subsidiaries have received from any Governmental Entity any written notice of any condemnation of or zoning change materially affecting any Property or any part thereof, and the Company, the Operating Partnership or any of their respective subsidiaries have no knowledge of any such condemnation or zoning change which is threatened and, in each case, which if consummated would reasonably be expected to result in a Material Adverse Effect. Each of the Properties complies in all material respects with all applicable codes, ordinances, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for failures to the extent disclosed in the Registration

Statement, the General Disclosure Package and the Prospectus and except for such failures to comply that would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect. None of the Company, the Operating Partnership or any of their respective subsidiaries have received written notice of proposed material special assessment or any proposed change in any property tax, zoning or land use law or availability of water affecting any Property that would reasonably be expected to result in a Material Adverse Effect. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company, the Operating Partnership or one or more of their respective subsidiaries have obtained, on or prior to the date hereof, one or more title insurance policies on, whether directly or through assignment or endorsements, or a so-called “fairway-endorsement” on existing title policies covering, the fee interests (or leasehold interests as the case may be) from a nationally recognized title insurance company, or, if such title policy has not been issued, a binding commitment by such title insurance company to issue such a policy, which policies include commercially reasonable exceptions, with coverage in such amounts as are commercially reasonable for the assets owned or leased by the Company, the Operating Partnership and their respective subsidiaries and that are consistent with the types and amounts of insurance typically maintained by owners of similar properties, and such title insurance policies, fairway endorsements or binding commitments, as the case may be, are in full force and effect in all material respects. Except as would not, individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, there are no encroachments upon any Property by improvements on an adjacent property, and none of the improvements on any Property encroach on any adjacent property, streets or alleys. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Company, the Operating Partnership or any of their respective subsidiaries is a party to any material lease that is required to be disclosed in the Registration Statement or the Prospectus. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Company, the Operating Partnership or any of their respective subsidiaries holds any Property under a material ground lease. To the knowledge of the Company and the Operating Partnership, all real property owned or leased by the Company, the Operating Partnership or a Subsidiary is free of material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company, the Operating Partnership or their respective subsidiaries have created an adequate reserve to effect reasonably required repairs, maintenance and capital expenditures; to the knowledge of the Company and the Operating Partnership, water, storm water, sanitary sewer, electricity and telephone service are all available at the property lines of such property over duly dedicated streets or perpetual easements of record benefiting such property; except as described in the Registration Statement, the General Disclosure Package and the Prospectus, to the knowledge of the Company and the Operating Partnership, there is no pending or threatened special assessment, tax reduction proceeding or other action that, individually or in the aggregate, could reasonably be expected to increase or decrease the real property taxes or assessments of any of such property, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company and the Operating Partnership, except as set forth in or described in the Registration Statement, the General Disclosure Package and the Prospectus, including as may be reflected in the pro forma financial statements, and except as would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect: (A) no rentals or other amounts due under any lease have been paid more than one (1) month in advance; (B) no tenant has asserted in writing any defense or set-off against the payment of rent in connection with any lease nor has any tenant contested any tax, operating cost or other escalation payment or occupancy charge, or any other amounts payable under its leases; (C) all tenants, licensees, franchisees or other parties under any lease, exhibit, schedule, amendment or other document related to the lease of space at the Properties (the “Leases”) are in possession of their respective premises; (D) none of the Leases has been assigned, mortgaged, pledged, sublet, hypothecated or otherwise encumbered, except in connection with secured debt described in the Registration Statement, the General Disclosure Package and the Prospectus; (E) none of the Company, the Operating Partnership or any of their respective subsidiaries has waived any material provision under any of the Leases; (F) there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant under any of the terms and provisions of the Leases; and (G) no tenant under any of the Leases and no third party has a right of first refusal or other right to purchase the premises demised under such Lease.

(xxix)Possession of Intellectual Property. The Company, the Operating Partnership and their respective subsidiaries have access to adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, the “Intellectual Property”) necessary to carry on the business now operated by them, and none of the Company, the Operating Partnership or any of their respective subsidiaries have received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, the Operating Partnership or any of their respective subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.
(xxx)No Acquisitions or Dispositions. (i) There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by any of the Company, the Operating Partnership or their respective subsidiaries of interests in assets or real property that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus that are not so described; and (ii) except as described in the Registration Statement and the Prospectus, none of the Company, the Operating Partnership or any of their respective subsidiaries or Predecessor Entities (or subsidiary thereof) has sold any real property to a third party during the immediately preceding twelve (12) calendar months, except for such sales as would not reasonably be expected to have a Material Adverse Effect.
(xxxi)Credit Agreements; Mortgages; Deeds of Trust. The Company and the Operating Partnership have provided to the Representatives true and complete copies of all credit agreements, mortgages, deeds of trust, guaranties, side letters, and other material documents evidencing, securing or otherwise relating to any secured or unsecured indebtedness of the Company, the Operating Partnership or any of their respective subsidiaries, and none of the Company, Operating Partnership and their respective subsidiaries that is party to any such document is in default thereunder, nor has an event occurred which with the passage of time or the giving of notice, or both, would become a default by any of them under any such document.
(xxxii)Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) none of the Company, the Operating Partnership or any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, the Operating Partnership and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company and the Operating Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company and the Operating Partnership, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws. To the knowledge of the Company or the Operating Partnership, there have been no and are no (i) aboveground or underground storage tanks, (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (iii) asbestos or asbestos containing materials, (iv) lead based paints, (v) dry-cleaning facilities, or (vi) wet lands, in each case in, on, under, or adjacent to any Property or other assets owned by the Company, the Operating Partnership or their respective subsidiaries the existence of which has had, or is reasonably expected to have, a Material Adverse Effect.

(xxxiii)Accounting Controls and Disclosure Controls. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Operating Partnership maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and the Operating Partnership maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(xxxiv)Compliance with the Sarbanes-Oxley Act. There has been no failure on the part of the Company, the Operating Partnership or any of the Company’s trustees or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”)

with which the Company or the Operating Partnership are required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(xxxv)Federal Tax Status. Commencing with its short taxable year ending December 31, 2013, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects. The Operating Partnership is treated as a partnership and not as an association taxable as a corporation for U.S. federal income tax purposes. No assessment in respect of U.S. federal income taxes has been made to date against the Company, the Operating Partnership or any of the Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.
(xxxvi)Payment of Taxes. All United States federal income tax returns of the Company, the Operating Partnership and their respective subsidiaries required by law to be filed have been filed, except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except taxes and assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company, the Operating Partnership and their respective subsidiaries required by law to file tax returns have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, the Operating Partnership and their respective subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or the Operating Partnership. The charges, accruals and reserves on the books of the Company and the Operating Partnership in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.
(xxxvii)Insurance. The Company, the Operating Partnership and their respective subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. Neither the Company nor the Operating Partnership has any reason to believe that it or any of their subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. None of the Company, the Operating Partnership or any of their respective subsidiaries have been denied any insurance coverage which it has sought or for which it has applied.
(xxxviii)Investment Company Act. Neither the Company nor the Operating Partnership is required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxix)Absence of Manipulation. None of the Company, the Operating Partnership or any affiliate of the Company or the Operating Partnership has taken, nor will the Company, the Operating Partnership or any affiliate of the Company or the Operating Partnership take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act; provided that no representation is made in this subsection with respect to the actions of the Underwriters.
(xl)No Unlawful Payments. None of the Company, the Operating Partnership, any of their respective subsidiaries, or, to the knowledge of the Company and the Operating Partnership any trustee, officer, director, agent, employee, affiliate or other person acting on behalf of the Company, the Operating Partnership or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or any other applicable anti-bribery or anti-corruption law or regulation (collectively, the “Anti-Corruption Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Anti-Corruption Laws) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Corruption Laws and the Company, the Operating Partnership and their respective subsidiaries and, to the knowledge of the Company and the Operating Partnership, their respective affiliates have conducted their businesses in compliance with the Anti-Corruption Laws and have instituted, maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. None of the Company, the Operating Partnership or any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of the Anti-Corruption Laws or any applicable anti-corruption laws.
(xli)Money Laundering Laws. The operations of the Company, the Operating Partnership and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company, the Operating Partnership or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Operating Partnership, threatened.
(xlii)OFAC. None of the Company, the Operating Partnership or any of their respective subsidiaries, or, to the knowledge of the Company and the Operating Partnership, any trustee, officer, director, agent, employee, affiliate or representative of the Company, the Operating Partnership or any of their respective subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are, currently the subject or target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, the Operating Partnership, any of their respective subsidiaries or, to the knowledge of the Company and the Operating Partnership, any trustee, officer, director, agent, employee, affiliate or representative of the Company, the Operating Partnership or any of their respective subsidiaries, located, organized or resident in a country or territory that is the subject of Sanctions; and the Company and the Operating Partnership will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any of their respective subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Company, the Operating Partnership and each of their subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xliii)Distribution of Offering Material. The Company and the Operating Partnership have not distributed, and prior to the later of the Closing Time and the completion of the distribution of the Securities, will not distribute, any offering material in connection with the offering or sale of the Securities other than any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any other materials, if any, permitted by the 1933 Act and in each case only with the prior approval of the Representatives.
(xliv)No Equity Awards. Except for grants pursuant to equity incentive plans disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not granted to any person or entity, a compensatory stock option or other compensatory equitybased award to purchase or receive common shares of beneficial interest of the Company or common units of partnership interests in the Operating Partnership pursuant to an equity-based compensation plan or otherwise.
(xlv)No Finder’s Fee. Except for the Underwriters’ discounts and commissions in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Operating Partnership have not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby.
(xlvi)Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Operating Partnership (i) do not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) do not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.
(xlvii)No Association with FINRA. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Company, the Operating Partnership or, to their knowledge, any of their respective affiliates (A) is required to register as a “broker” or “dealer” in accordance with the provisions of the 1934 Act or the rules and regulations thereunder, or (B) directly, or indirectly through one or more intermediaries, controls or is under common control with any member firm of FINRA. The Company meets the requirements for the use of Form S-3 under the 1933 Act specified in FINRA Rule 5110(h)(1)(C). The Company is an “experienced issuer” as defined in FINRA Rule 5110(j)(6).

(xlviii)Forward-Looking Statement. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in any of the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(xlix)Maintenance of Rating. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not reasonably be expected to have a materially adverse effect on the sale of the Securities to the Underwriters pursuant to this Agreement, none of the Company, the Operating Partnership or their respective subsidiaries have any debt securities or preferred stock that is rated by any “nationally recognized statistical rating agency” (as that term is defined by the Commission for purposes of Section 3(a)(62) under the 1934 Act).
(l)Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company and the Operating Partnership believe, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company and the Operating Partnership have obtained the written consent to the use of such data from such sources.
(li)Cybersecurity. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (A) to the knowledge of each of the Company and the Operating Partnership, there has been no security breach, unauthorized access or disclosure, or other compromise of the Company’s, the Operating Partnership’s or their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors, or other third party maintained or stored by the Company, the Operating Partnership or their respective subsidiaries), or equipment (collectively, “IT Systems and Data”); (B) none of the Company, the Operating Partnership and their respective subsidiaries have been notified of, and each of them has no knowledge of, any event or condition that would result in any security breach, unauthorized access or disclosure, or other compromise to their IT Systems and Data; and (C) the Company, the Operating Partnership and their respective subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except with respect to (A) and (B), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not, individually or in the aggregate, have a Material Adverse Effect, or with respect to (C), where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of each of the Company and the Operating Partnership, the Company, the Operating Partnership and their respective subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any Governmental Entity, internal policies and contractual obligations relating to the privacy and security of their IT Systems and Data and to the protection of such IT Systems and Data from any material unauthorized use, access, misappropriation or modification.
(b)Officer’s Certificates. Any certificate signed by any officer of the Company or the Operating Partnership delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company and the Operating Partnership to each Underwriter as to the matters covered thereby.
Section 2Sale and Delivery to Underwriters; Closing.
(a)Sale of Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Operating Partnership agrees to issue and sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Operating Partnership, at a purchase price of 99.139% of the aggregate principal amount of the Securities, the principal amount of Securities set forth in Schedule A hereto opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.
The Company and the Operating Partnership understand that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the General Disclosure Package. The Company and the Operating Partnership acknowledge and agree that the Underwriters may offer and sell the Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell the Securities purchased by it to or through any Underwriter.
(b)Payment. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 a.m. (New York City time) on the third (fourth, if the pricing occurs after 4:30 p.m. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).
Payment for the Securities shall be made by wire transfer in immediately available funds to the bank account(s) specified by the Operating Partnership to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Operating Partnership. The Global Note will be made available for inspection by the Representatives not later than 1:00 p.m., New York City time, on the business day prior to the Closing Time.
Section 3Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, covenant with each Underwriter as follows:
(a)Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company or the Operating

Partnership become the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company and the Operating Partnership will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company and the Operating Partnership will make every reasonable effort to prevent the issuance of any stop order, or any order preventing or suspending the use of any preliminary prospectus or the Prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.
(b)Continued Compliance with Securities Laws. The Company and the Operating Partnership will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) furnish the Representatives with copies of any such documents prior to such proposed filing or use, as the case may be, (C) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (D) file with the Commission any such amendment or supplement; provided that the Company and the Operating Partnership shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company and the Operating Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company and the Operating Partnership will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.
(c)Delivery of Registration Statements. The Company and the Operating Partnership have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(d)Delivery of Prospectuses. The Company and the Operating Partnership have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company and the Operating Partnership hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Company and the Operating Partnership will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(e)Blue Sky Qualifications. The Company and the Operating Partnership will use their best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that neither the Company nor the Operating Partnership shall be obligated to file any general consent to service of process or to qualify as a foreign real estate investment trust or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(f)Rule 158. The Company and the Operating Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(g)Use of Proceeds. The Company and the Operating Partnership will use the net proceeds received from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”
(h)Stand-Off Agreement. Prior to the Closing Time, neither the Operating Partnership nor the Company will, without the prior written consent of the Representatives, offer to sell, enter into any agreement to sell, or sell, any U.S. dollar-denominated debt securities issued or guaranteed by either the Operating Partnership or the Company having a term of more than one year, other than the Securities.
(i)Reporting Requirements. The Company and the Operating Partnership, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.
(j)Issuer Free Writing Prospectuses. The Company and the Operating Partnership agree that, unless they obtain the prior written consent of the Representatives, they will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company or the Operating Partnership with the Commission or retained by the Company or the Operating Partnership under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B hereto and any “road show that is a written communication” within the meaning of

Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company and the Operating Partnership represent that they have treated or agree that they will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that they have complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company and the Operating Partnership will promptly notify the Representatives and will promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(k)Final Term Sheet. The Operating Partnership and the Company will prepare a final term sheet, in a form approved by the Company, the Operating Partnership and Representatives and set forth in Schedule C hereto, and will file such term sheet pursuant to Rule 433(d) within the time required by such rule (the “Final Term Sheet”). The Operating Partnership and the Company acknowledge that the Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.
(l)Absence of Manipulation. Except as contemplated herein or in the General Disclosure Package and the Prospectus, each of the Company and the Operating Partnership will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(m)Qualification and Taxation as a REIT. The Company will use its reasonable best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2021, and the Company will use its reasonable best efforts to continue to qualify for taxation as a REIT under the Code and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of trustees determines in good faith that it is no longer in the best interests of the Company and its shareholders to be so qualified.
(n)Sarbanes-Oxley. The Company and the Operating Partnership will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are in effect.
(o)Notification of Material Events. The Company and the Operating Partnership, during the period when the Prospectus is (or but for the exemption in Rule 172 would be) required to be delivered under the 1933 Act or the 1934 Act, shall notify the Representatives of the occurrence of any material events respecting their activities, affairs or condition, financial or otherwise, if, but only if, as a result of any such event it is necessary, in the opinion of counsel, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is (or but for the exemption in Rule 172 would be) delivered to a purchaser, and the Company and the Operating Partnership will forthwith supply such information as shall be necessary in the opinion of counsel to the Company and the Underwriters for the Company and the Operating Partnership to prepare any necessary amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is (or but for the exemption in Rule 172 would be) delivered to a purchaser, not misleading.

Section 4Payment of Expenses.
(a)Expenses. The Company and the Operating Partnership, jointly and severally, will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a Blue Sky survey and any supplement thereto, (vi) the fees and expenses of the Trustee and its counsel, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, and not to exceed $15,000 and (ix) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii). Except as provided in this Section 4, Section 6 and Section 7, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.
(b)Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) hereof, the Company and the Operating Partnership shall reimburse the Underwriters for all of their accountable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters incurred by them in connection with the offering of the Securities.
Section 5Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained herein on the date hereof and at the Closing Time or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their respective covenants and other obligations hereunder, and to the following further conditions:
(a)Effectiveness of Registration Statement. The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s or the Operating Partnership’s knowledge, contemplated; and the Company and the Operating Partnership have complied with each request (if any) from the Commission for additional information.
(b)Opinion of Counsel for the Company and the Operating Partnership. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Baker & McKenzie

LLP, counsel for the Company and the Operating Partnership, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.
(c)Opinion of Tax Counsel for Company and the Operating Partnership. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Baker & McKenzie LLP, tax counsel for the Company and the Operating Partnership, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.
(d)Opinion of Maryland Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Venable LLP, Maryland counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.
(e)Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Jones Day, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Underwriters may reasonably request.
(f)Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company, on behalf of the Company and, in the Company’s capacity as general partner, the Operating Partnership, and of the chief financial officer or equivalent officer of the Company, on behalf of the Company and, in the Company’s capacity as general partner, the Operating Partnership, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.
(g)Financial Officer’s Certificate. On the date hereof and at the Closing Time, the Company shall have furnished to the Representatives a certificate, dated the date hereof and the date of the Closing Time, respectively, of an officer of the Company, with respect to certain financial data contained in or incorporated by reference in each of the General Disclosure Package and the Prospectus, in form and substance reasonably satisfactory to the Representatives.
(h)Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(i)Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.
(j)Indenture. The Operating Partnership, the Company and the Trustee shall have entered into the Third Supplemental Indenture.
(k)Notes; Guarantee. The Operating Partnership shall have duly executed the Notes, and the Company shall have duly executed the Guarantee of the Notes, in each case in the form required pursuant to the Indenture.
(l)DTC. Prior to the Closing Time, the Securities shall be eligible for clearance, settlement and trading through the facilities of DTC.
(m)No Objection. FINRA has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.
(n)No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement and prior to the Closing Time, (i) no downgrading in, or withdrawal of, the rating accorded the Securities or any other debt securities issued or guaranteed by the Company, the Operating Partnership or any of their respective subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the 1934 Act, shall have occurred and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities issued or guaranteed by the Company, the Operating Partnership or any of their respective subsidiaries (other than an announcement with positive implications of a possible upgrading).
(o)Additional Documents. At the Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Operating Partnership in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.
(p)Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 4, 6, 7, 8, 14 and 15 shall survive any such termination and remain in full force and effect.
Section 6Indemnification.
(a)Indemnification of Underwriters. The Company and the Operating Partnership agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and
(iii)against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.
Insofar as this indemnity agreement may permit indemnification for liabilities under the 1933 Act of any person who is a partner of an Underwriter or who controls an underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and who, at the date of this Agreement, is a trustee or officer of the Company or controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement under Item 17.
(b)Indemnification of the Company, the Operating Partnership, Trustees and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, the Operating Partnership, the Company’s trustees, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced (through the forfeiture of substantive rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (which approval shall not be unreasonably withheld), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party and delivers prior written notice thereof to the indemnifying parties. If an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action other than the reasonable costs of investigation unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
Section 7Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Operating Partnership, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.
The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Operating Partnership. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of the Securities set forth opposite their respective names in Schedule A hereto and not joint.

Section 8Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company and the Operating Partnership submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or the Operating Partnership and (ii) delivery of and payment for the Securities.
Section 9Termination of Agreement.
(a)Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the NYSE MKT LLC or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.
(b)Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 4, 6, 7, 8, 14 and 15 shall survive such termination and remain in full force and effect.
Section 10Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
(i)if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
(ii)if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either (i) the Representatives or (ii) the Company or the Operating Partnership shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
Section 11Recognition of the U.S. Special Resolution Regime.
(a)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c)For purposes of this Section 12: (a) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (b) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (c) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (d) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
Section 12Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication and shall be directed as follows:
If to the Underwriters:
J.P. Morgan Securities LLC
383 Madison Ave.
New York, New York, 10179
Attention: Investment Grade Syndicate Desk
Facsimile: (212) 834-6081

Credit Agricole Securities (USA) Inc.
1301 Avenue of the Americas
New York, New York 10019
Attention: Debt Capital Markets

PNC Capital Markets LLC
300 Fifth Avenue, 10th Floor
Pittsburgh, Pennsylvania 15222
Attention: Debt Capital Markets, Fixed Income Transaction Execution
Facsimile: (412) 762-2760

in each case with a copy to (which shall not constitute notice):
Jones Day
North Point
901 Lakeside Avenue
Cleveland Ohio 44114
Attention: Michael J. Solecki
Facsimile: (216) 579-0212

If to the Company and the Operating Partnership:

Physicians Realty Trust
309 N. Water Street
Suite 500
Milwaukee, Wisconsin 53202
Attention: John Thomas
Facsimile: (414) 367-5600

with a copy (which shall not constitute notice):
Baker & McKenzie LLP
300 East Randolph Street, Suite 5000
Chicago, Illinois, 60601
Attention: Christopher M. Bartoli
Facsimile: (312) 861-8000
Section 13No Advisory or Fiduciary Relationship. Each of the Operating Partnership and the Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Operating Partnership and the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Operating Partnership, the Company or any of their respective subsidiaries, or their respective stockholders, unitholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Operating Partnership or the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Operating Partnership, the Company or any of their respective subsidiaries on other matters) and no Underwriter has any obligation to the Operating Partnership or the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Operating Partnership and the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Operating Partnership and the Company have consulted their own business, legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
Section 14Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Operating Partnership and their respective successors and the controlling persons and officers and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Operating Partnership and their respective successors, and said controlling persons and officers and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
Section 15Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates), the Operating Partnership and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
Section 16GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.
Section 17TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
Section 18Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient deliver of such counterpart.
Section 19Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
[Remainder of this page intentionally left blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Operating Partnership in accordance with its terms.
Very truly yours,

PHYSICIANS REALTY TRUST By: /s/ John T. Thomas Name: John T. Thomas Title: President and Chief Executive Officer
PHYSICIANS REALTY L.P. By: Physicians Realty Trust, its general partner By: /s/ John T. Thomas Name: John T. Thomas Title: President and Chief Executive Officer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED.
as of the date first above written

J.P. MORGAN SECURITIES LLC By: /s/ Stephen L. Sheiner Name: Stephen L. Sheiner Title: Executive Director
CREDIT AGRICOLE SECURITIES (USA) INC. By: /s/ Ivan Hrazdira Name: Ivan Hrazdira Title: Managing Director
PNC CAPITAL MARKETS LLC By: /s/ Valerie Shadeck Name: Valerie Shadeck Title: Managing Director
For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement.]

Schedule A

Name of Underwriter	Principal Amount of Notes
J.P. Morgan Securities LLC	125,000,000
Credit Agricole Securities (USA) Inc.	125,000,000
PNC Capital Markets LLC	125,000,000
BofA Securities, Inc	15,000,000
BMO Capital Markets Corp.	15,000,000
Capital One Securities, Inc.	15,000,000
RBC Capital Markets, LLC	15,000,000
Regions Securities LLC	15,000,000
Morgan Stanley & Co. LLC	10,000,000
Comerica Securities, Inc.	7,500,000
Huntington Securities, Inc.	7,500,000
Samuel A. Ramirez & Company, Inc.	7,500,000
Synovus Securities, Inc.	7,500,000
Truist Securities, Inc.	7,500,000
Roberts & Ryan Investments, Inc.	2,500,000
Total	$500,000,000

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Schedule B
1.    Final Term Sheet

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Schedule C
Physicians Realty L.P.
Fully and unconditionally guaranteed by
Physicians Realty Trust
$500,000,000 2.625% Senior Notes due 2031

Issuer:	Physicians Realty L.P. (the “Operating Partnership”)
Guarantor:	Physicians Realty Trust
Aggregate Principal Amount:	$500,000,000
Expected Ratings (Moody’s / S&P / Fitch):	Baa2 / BBB / BBB
Trade Date:	October 7, 2021
Settlement Date:	October 13, 2021 (T+3)
Final Maturity Date:	November 1, 2031
Public Offering Price:	99.789%
Yield to Maturity:	2.649%
Coupon:	2.625%
Benchmark Treasury:	UST 1.250% due August 15, 2031
Benchmark Treasury Price / Yield:	97-03 / 1.569%
Spread to Benchmark Treasury:	T+108 bps
Interest Payment Dates:	May 1 and November 1 of each year, commencing May 1, 2022
Record Dates:	April 15 and October 15 of each year
CUSIP/ISIN:	71951QAC6 / US71951QAC69
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Optional Redemption:
The Operating Partnership may, at its option, redeem the notes, in whole at any time or in part from time to time, in each case prior to August 1, 2031 (three months prior to the stated maturity date of the notes) (the “Par Call Date”), for cash, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal of, and interest on the notes to be redeemed that would be due if the notes matured on the Par Call Date, exclusive of unpaid interest, if any, accrued to, but not including, the redemption date, discounted to such redemption date on a semi-annual basis (assuming a 360day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 20 basis points, plus, in each case unpaid interest, if any, accrued to, but not including, such redemption date.
At any time on or after the Par Call Date, the Operating Partnership may, at its option, redeem the notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus unpaid interest, if any, accrued to, but not including, the related redemption date.

Joint Book-Running Managers:	J.P. Morgan Securities LLC Credit Agricole Securities (USA) Inc. PNC Capital Markets LLC
Co-Managers:
BofA Securities, Inc.,
BMO Capital Markets Corp.,
Capital One Securities, Inc.,
RBC Capital Markets, LLC,
Regions Securities LLC,
Morgan Stanley & Co. LLC,
Comerica Securities, Inc.,
Huntington Securities, Inc.,
Samuel A. Ramirez & Company, Inc.,
Synovus Securities, Inc.,
Truist Securities, Inc.,
Roberts & Ryan Investments, Inc.

Physicians Realty Trust and the Operating Partnership have filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Physicians Realty Trust and the Operating Partnership have filed with the SEC, including the prospectus supplement, for more complete information about Physicians Realty Trust, the Operating Partnership and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Physicians Realty Trust, the Operating Partnership, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by calling J.P. Morgan Securities LLC collect at (212) 834-4533, Credit Agricole Securities (USA) Inc. at (866) 807-6030 or PNC Capital Markets LLC at (855) 881-0697.
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